Exhibit 99.1

             W-H Energy Announces Fourth Quarter Earnings


    HOUSTON--(BUSINESS WIRE)--Feb. 2, 2007--W-H Energy Services, Inc. (NYSE:WHQ) announced fourth quarter net income of $32.0 million or $1.04 per share as compared to $16.2 million or $0.55 per share reported for the same period in the prior year. In the preceding quarter, the Company reported net income of $31.5 million or $1.02 per share.

    The Company projects that earnings per share will range from $1.02 to $1.08 for the quarter ending March 31, 2007.

    Revenues for the fourth quarter of $238.3 million were 38 percent higher than the fourth quarter of 2005 and were flat as compared to the preceding quarter. Domestic revenues increased 40 percent as compared to the fourth quarter of last year and were flat as compared to the preceding quarter. International revenues increased 20 percent as compared to the fourth quarter of last year and were 2 percent lower than the preceding quarter.

    For the year ended December 31, 2006 revenues of $894.8 million and earnings per share of $3.76 increased from $634.4 and $1.68, respectively, that was reported for the year ended December 31, 2005.

    QUARTERLY SEGMENT RESULTS

    Drilling

    Revenues in the drilling segment were $150.8 million in the fourth quarter, 36 percent higher than the comparable period in the prior year and 1 percent higher than the preceding quarter. Operating income of $33.0 million was 88 percent higher than the comparable period in the prior year and 5 percent higher than the preceding quarter.

    Completion and workover

    Revenues in the completion and workover segment were $87.5 million in the fourth quarter, 41 percent higher than the comparable period in the prior year and 2 percent lower than the preceding quarter. Operating income of $24.6 million recorded in the fourth quarter was 61 percent higher than the comparable period in the prior year and was 11 percent lower than the preceding quarter.

    W-H Energy is a diversified oilfield service company that provides products and services used in connection with the drilling and completion of oil and natural gas wells and the production of oil and natural gas. The Company has operations in North America and select areas internationally.

    Statements in this press release that are not strictly historical are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements due to, among other things, the current and expected future prices of crude oil and natural gas, the level of exploration, development and production activity of, and the corresponding capital spending by, our customers, risks associated with events that result in personal injuries, loss of life, damage to or destruction of property, equipment or the environment and suspension of operations, unavailability of or costs associated with insurance, competition in our industry, difficulty in continuing to develop, produce and commercialize technologically advanced products and services, loss of use of certain technologies and weather conditions in offshore markets. These and other risks are more fully described in W-H Energy Services, Inc.'s Annual Report filed on Form 10-K with the Securities and Exchange Commission. The Company disclaims any obligation to update the statements in this press release.


                      W-H ENERGY SERVICES, INC.
           UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except share and per share amounts)


                             Three Months Ended
                                 December 31,
                          ------------------------- Three Months Ended
                             2006         2005      September 30, 2006
                          ------------ ------------ ------------------

Revenues                     $238,339     $173,301           $238,851

Costs and Expenses:
  Cost of revenues            126,604       96,479            125,239
  Selling, general and
   administrative              36,271       28,680             38,910
  Research and
   development                  4,709        3,651              4,635
  Depreciation and
   amortization                16,789       14,507             15,624
                          ------------ ------------ ------------------
      Total costs and
       expenses               184,373      143,317            184,408

      Operating income         53,966       29,984             54,443

Other (income) expenses:
  Interest expense, net         2,327        2,619              2,167
  Other (income) expense,
   net                             35          (77)               (58)
                          ------------ ------------ ------------------
      Income before
       income taxes            51,604       27,442             52,334

Provision for income
 taxes                         19,646       11,242             20,837
                          ------------ ------------ ------------------
      Net income              $31,958      $16,200            $31,497
                          ============ ============ ==================



Earnings per common
 share:
  Basic                         $1.07        $0.57              $1.05
  Diluted                       $1.04        $0.55              $1.02



Weighted average shares
 outstanding:
  Basic                    29,994,902   28,586,498         29,900,887
  Diluted                  30,785,985   29,591,092         30,753,012



                      W-H ENERGY SERVICES, INC.
           UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
          (in thousands, except share and per share amounts)


                                              Year Ended December 31,
                                             -------------------------
                                                2006         2005
                                             ------------ ------------

Revenues                                        $894,754     $634,361

Costs and Expenses:
  Cost of revenues                               472,692      357,787
  Selling, general and administrative            147,202      108,946
  Warehouse fire related costs (1)                     -        3,690
  Research and development                        17,189       16,275
  Depreciation and amortization                   62,713       56,639
                                             ------------ ------------
      Total costs and expenses                   699,796      543,337

      Operating income                           194,958       91,024

Other expenses:
  Interest expense, net                            8,864       10,498
  Other expense, net                                  72          279
                                             ------------ ------------
      Income before income taxes                 186,022       80,247

Provision for income taxes (2),(3)                71,019       31,294
                                             ------------ ------------
      Net income                                $115,003      $48,953
                                             ============ ============



Earnings per common share:
  Basic                                            $3.88        $1.74
  Diluted                                          $3.76        $1.68



Weighted average shares outstanding:
  Basic                                       29,656,263   28,135,263
  Diluted                                     30,572,042   29,085,582


(1) Warehouse fire related costs for the year ended December 31, 2005 represents costs and expenses related to a fire that occurred on April 17, 2005. For more information, see "Unaudited Reconciliation of Non-GAAP Financial Measures" in this press release.
(2) Provision for income taxes for the year ended December 31, 2005 includes a tax benefit of approximately $1,127,000 related to the favorable result of a foreign tax audit. For more information, see "Unaudited Reconciliation of Non-GAAP Financial Measures" in this press release.
(3) Provision for income taxes for the year ended December 31, 2006 includes a tax benefit of approximately $850,000 related to changes in Texas tax laws. For more information, see "Unaudited Reconciliation of Non-GAAP Financial Measures" in this press release.


                      W-H ENERGY SERVICES, INC.
           UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)


                                   December 31, 2006 December 31, 2005
                                   ----------------- -----------------

Assets:
  Cash and cash equivalents                 $36,774            $9,914
  Accounts receivable, net                  204,755           152,348
  Inventory                                  78,127            55,142
  Other current assets                       23,769            16,774
                                   ----------------- -----------------
      Total current assets                  343,425           234,178

  Property and equipment, net               343,496           257,286
  Other assets                              138,798           131,311
                                   ----------------- -----------------
      Total assets                         $825,719          $622,775
                                   ================= =================


Liabilities and Shareholders'
 Equity:
  Accounts payable and accrued
   liabilities                             $125,332           $74,093
                                   ----------------- -----------------
      Total current liabilities             125,332            74,093

  Long-term debt (1)                        150,000           165,000
  Other liabilities                          56,730            44,732
                                   ----------------- -----------------
      Total liabilities                     332,062           283,825

  Shareholders' equity                      493,657           338,950
                                   ----------------- -----------------
      Total liabilities and
       shareholders' equity                $825,719          $622,775
                                   ================= =================


(1)As of December 31, 2006, there was approximately $214.6 million available under the Company's revolving credit facility.


                      W-H ENERGY SERVICES, INC.
           UNAUDITED SEGMENTED AND SELECTED FINANCIAL DATA
                            (in thousands)

                                For the Three Months Ended:
                     -------------------------------------------------
                     December  September June 30,  March 31, December
                      31, 2006  30, 2006    2006      2006    31, 2005
                     --------- --------- --------- --------- ---------
SEGMENTED
 INFORMATION:
  Revenue:
    Drilling         $150,810  $149,478  $134,607  $129,050  $111,200
    Completion and
     workover          87,529    89,373    81,148    72,759    62,101
                     --------- --------- --------- --------- ---------
       Total revenue $238,339  $238,851  $215,755  $201,809  $173,301
                     ========= ========= ========= ========= =========

  Depreciation and
   amortization:
    Drilling          $10,264    $9,556    $9,300    $9,443    $9,218
    Completion and
     workover           6,475     6,013     5,899     5,521     5,228
    Corporate              50        55        57        80        61
                     --------- --------- --------- --------- ---------
       Total
        depreciation
        and
        amortization  $16,789   $15,624   $15,256   $15,044   $14,507
                     ========= ========= ========= ========= =========

  Operating income:
    Drilling          $32,996   $31,500   $26,167   $24,961   $17,577
    Completion and
     workover          24,591    27,714    24,639    19,351    15,304
    Corporate          (3,621)   (4,771)   (4,647)   (3,922)   (2,897)
                     --------- --------- --------- --------- ---------
       Total
        operating
        income        $53,966   $54,443   $46,159   $40,390   $29,984
                     ========= ========= ========= ========= =========


                      W-H ENERGY SERVICES, INC.
     UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
               (in thousands, except per share amounts)


                                              Year Ended December 31,
                                             -------------------------
                                                2006         2005
                                             ------------ ------------

Net income (as reported)                        $115,003      $48,953

a) Warehouse fire related costs                        -        3,690
   Less: Tax impact of fire related costs              -       (1,445)
                                             ------------ ------------
         After tax charge of fire related
          costs                                        -        2,245

b) Tax related items                                (850)      (1,127)


                                             ------------ ------------
         Net income before select items         $114,153      $50,071
                                             ============ ============



Per diluted common share information:
   Net income (as reported)                        $3.76        $1.68
      a) Warehouse fire related costs, net
          of tax                                       -         0.08
      b) Tax related items                         (0.03)       (0.04)
                                             ------------ ------------
         Net income before select items            $3.73        $1.72
                                             ============ ============



Drilling segment operating income (as
 reported)                                      $115,624      $51,081

   Warehouse fire related costs                        -        3,690
                                             ------------ ------------

         Drilling segment operating income
          before select items                   $115,624      $54,771
                                             ============ ============

(1) Management believes that the non-GAAP financial measures included within this press release are used by financial analysts and investors to provide comparative financial information regarding the continuing operations of the Company, particularly with regard to select items including the warehouse fire that occurred in April 2005, the result of a 2005 foreign tax audit and the change in Texas tax laws that occurred in 2006. These measures should not be considered as an alternative to net income or any other measure of operating performance calculated in accordance with generally accepted accounting principles.


    CONTACT: W-H Energy Services, Inc., Houston
             Shawn M. Housley, 713-974-9071